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                           BUILD AND LEASE AGREEMENT


     This Agreement is made this 30th day of APRIL, 1993, by and between ROBERT
L. ZELIGSON TRUST (hereinafter called "Landlord") and TRI-STAR AEROSPACE, INC. (hereinafter called "Tenant").

RECITALS:

(1) Landlord is the owner of a warehouse building (the "Warehouse Building") known as the BRANIFF "M" WAREHOUSE located at 11501 East Pine Street, Tulsa, Oklahoma.

(2) Tenant presently leases space in the Warehouse Building under various leases (the "Existing Leases").

(3) Tenant desires to have Landlord build an addition (the "Building Addition") to the Warehouse Building for Tenant's use. Upon completion of the Building Addition, Tenant will lease (the "Lease") the Building Addition (the "Leased Premises") pursuant to the terms and provisions of this instrument.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound, the parties agree as follows:

1. CONSTRUCTION OF BUILDING ADDITION. Landlord, at Landlord's expense, will construct the Building Addition pursuant to the plans and specifications approved by both Landlord and Tenant and attached hereto as EXHIBIT A. Landlord shall not be required to furnish any work, fixtures or equipment for the Building Addition beyond what is shown by EXHIBIT A.

2. DELIVERY OF BUILDING ADDITION TO TENANT. When the Building Addition has been substantially completed, Landlord will deliver possession of the

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Building Addition to Tenant for Tenant's use and occupancy.  The date of delivery of possession is hereinafter called the "Possession Date". The parties will exchange a letter specifying the Possession Date as soon as that date is established. Tenant will inspect the Building Addition on or immediately prior to the Possession Date. If Tenant believes that the Building Addition has not been constructed in accordance with the EXHIBIT A plans and specifications, Tenant will furnish Landlord a list in writing of the claimed deficiencies within ten (10) days after the Possession Date. The existence of deficiencies will not delay the Possession Date. Possession of the Building Addition by Tenant will constitute Tenant's acceptance of the Building Addition, subject to Tenant's deficiency list. Landlord will proceed promptly at Landlord's expense to correct the deficiencies on Tenant's deficiency list. If Landlord disputes any item on Tenant's deficiency list, Landlord and Tenant will negotiate in good faith to resolve the dispute. If the dispute is not resolved by good faith negotiations, Tenant will submit the dispute to arbitration under the Oklahoma Arbitration Act within one hundred twenty (120) days after the Possession Date. Landlord anticipates that Landlord will be able to deliver possession of the Building Addition to Tenant within one hundred twenty (120) days after Landlord's receipt of the building permit, subject to delays beyond Landlord's control. Tenant will have no right to terminate this Agreement or claim for damages if Landlord is unable to meet the anticipated delivery date, provided that Landlord acts with due diligence in attempting to meet the anticipated delivery date.

3. LEASE TERM. The term of the Lease will be a period of fifteen (15) years from the first day of the month following the month in which the Possession Date occurs. Tenant will have the right to terminate this Lease by giving Landlord written notice of Tenant's election to terminate the Lease at least six (6) months prior to the tenth (10th) anniversary of the Lease.

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4.   RENT.  Subject to adjustment as herein provided, Tenant agrees to pay
Landlord as rent (the "Rent") for the use of the Leased Premises the sum of ONE THOUSAND FOUR HUNDRED FIFTY-SIX DOLLARS ($1,456.00) per month, payable in advance without notice or demand on the first day of each and every month during the Lease term. The Rent will commence as of the Possession Date and Tenant will pay Landlord with the first monthly Rent payment an additional amount representing a pro rata share of a month's rent calculated on a daily basis from and including the Possession Date to the first day of the following month. In the event the first day of the month is a Saturday, Sunday or holiday in Oklahoma on which national banks are closed, the Rent will be due on the next business day. All Rent will be paid to Landlord at its Notice address herein or at such other address as Landlord furnishes to Tenant in writing. Landlord's deposit of Tenant's Rent payment is conditioned upon credit to Landlord's account in the ordinary course of banking transactions of Tenant's Rent payment. In the event Tenant's Rent payment check is dishonored by Tenant's bank, Landlord shall have the right to require Rent payments by cashier's check or wire transfer to Landlord's account. The rental will be paid without deduction, counterclaim or offset. This is a "net-net-net" lease; that is, the Rent is calculated on the basis that the Landlord will not have any cost, expense or monetary obligation with reference to the Leased Premises.

5. RENT ADJUSTMENT. The Rent will be adjusted as provided in this paragraph, commencing on OCTOBER 1, 1993, and continuing quarterly thereafter during the Lease term. The initial amount of $1,456.00 per month is based on the eight percent (8%) interest rate on the loan obtained by Landlord to finance the construction of the Building Addition. The interest rate on Landlord's loan is subject to quarterly adjustment. In the event of an upward or downward adjustment in the interest rate on Landlord's loan, the Rent will be adjusted

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upward or downward to reflect Landlord's increased or decreased interest cost as compared to Landlord's loan interest cost for the prior quarter. For example only, if the interest rate on Landlord's loan is adjusted upward such that Landlord will be paying $1,000 more in interest for the coming quarter than Landlord paid during the previous quarter, the rental for the coming quarter will be increased by $1,000, to be added in equal installments to the monthly rental payments. A similar adjustment will be made each quarter in the event of an increase or decrease in the interest rate on Landlord's loan, except that the monthly rental will never be less than the initial monthly rental amount of $1,456.00. It is recognized that the loan may be paid off during the Lease term and not replaced with another loan. In that event, the rental shall continue to be adjusted quarterly each year in the foregoing manner based upon an assumed interest rate of the Chase Manhattan Bank of New York City, New York, prime rate, plus two percent (2%). Landlord will notify Tenant in writing within thirty (30) days of each quarter as to the additional Rent amount (if any) required under the foregoing Rent adjustment provision. Within ten (10) days after receipt of Landlord's notice, Tenant will pay the installments of the additional Rent due to that date and will thereafter increase the monthly Rent payments as required under the Rent adjustment provision. Landlord's failure to notify Tenant of a Rent adjustment within the thirty (30) day period will not release Tenant from Tenant's obligation for a Rent adjustment if a Rent adjustment is due. The term "Landlord's loan" in this paragraph is not limited to Landlord's loan for the construction of the Building Addition but shall also include any subsequent loan for permanent or replacement financing on the Leased Premises.

6. DEPOSIT. Landlord acknowledges receipt from Tenant of FIFTEEN THOUSAND DOLLARS ($15,000) as a security deposit (the "Deposit") upon the signing of this instrument. Landlord agrees to hold the Deposit without interest

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and to refund the Deposit to Tenant at the end of the Lease term if Tenant has fully complied with all of Tenant's obligations under the Lease. In the event of a default by Tenant, Landlord shall have the right to apply the Deposit to correct the default or to reduce any amount owing by Tenant to Landlord.

7. EXERCISE OF OPTIONS. Tenant has various renewal options under the Existing Leases. As a material part of the consideration to Landlord for this Agreement, Tenant hereby exercises the renewal options under the Existing Leases for the premises (totaling 22,500 square feet) at 11535, 11537 and 11539 East Pine Street, Tulsa, Oklahoma.

8. MAINTENANCE AND REPAIRS. Landlord shall have no obligation to furnish any maintenance, repairs or replacements of any nature for the Leased Premises, including, without limiting the generality of the foregoing, the mechanical, electrical, plumbing and HVAC facilities of the Leased Premises. All maintenance, repairs and replacements shall be furnished by Tenant at Tenant's sole expense, including all maintenance, repairs and replacement, if necessary, to the mechanical, electrical, plumbing and HVAC facilities of the Leased Premises. The foregoing includes structural repairs and replacements, all of which shall be at Tenant's cost and expense. Landlord will assign to Tenant, to the extent Landlord has the right to do so, all warranties received by Landlord from the Building Addition contractor and any suppliers of electrical, mechanical, plumbing and HVAC equipment. The assignment will be on a "no recourse" basis to Landlord. At the end of the Lease term, Tenant will deliver possession of the Leased Premises to Landlord in good condition and repair except for wear and tear resulting from ordinary and prudent use and loss or damage by fire or other insured casualty.

9. UTILITIES. From and after the Possession Date, Tenant agrees to pay all costs and expenses for utility services to the Leased Premises. It will be

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Tenant's responsibility to provide the required deposits with utility suppliers and to arrange for separate meters for the utility service to the Leased Premises, except as to the extent that separate meters are provided by EXHIBIT A. Landlord shall not be liable for, and Tenant shall not be entitled to any reduction of Rent, by reason of any failure of utility services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar. Notwithstanding any other provisions in this Lease, Landlord shall not be liable under any circumstances for a loss or injury to property or persons occurring through or in connection with incidental failure to furnish any of the foregoing.

10. USE. Landlord leases the Leased Premises to Tenant for use as warehouse space for Tenant's inventory, offices and for such allied purposes as may be requisite to conduct Tenant's normal activities. Tenant shall not use, or permit the Leased Premises or any part thereof to be used, for any purpose other than the purpose for which the Leased Premises are hereby leased. No use shall be made or permitted to be made of the Leased Premises, nor acts done thereon, which will cause a cancellation of any insurance policy covering the Leased Premises, or any part thereof, or cause a cancellation of any insurance policy or increase the existing rate of insurance on Landlord's building adjoining the Leased Premises, nor shall Tenant keep or permit to be kept, or used in or about the Leased Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall comply with any and all requirements pertaining to the Leased Premises of any insurance company necessary for the maintenance of reasonable fire and public liability insurance covering said Leased Premises and appurtenances. Tenant shall not commit or suffer to be committed any waste upon the Leased Premises.

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11.  QUIET ENJOYMENT. Tenant, upon payment of the Rent and performing the provisions of this Lease on its part, shall have peaceful and quiet possession of the Leased Premises against all parties claiming adversely thereto by or under Landlord.

12. COMPLIANCE WITH LAW. Tenant agrees that it will comply and conform to all laws and ordinances, municipal, state and federal, and any and all lawful requirements and orders of any properly constituted municipal, state or federal board or authority, present or future, in any way relating to the condition, use or occupancy of the Leased Premises throughout the entire term of this Lease and to the complete exoneration from liability of Landlord.
The judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, ordinance, requirement or order in the use of the Leased Premises, shall be conclusive evidence of the fact as between Landlord and Tenant. Landlord represents that the Building Addition will comply with the requirements of the Americans
With Disabilities Act and all applicable state, local and federal building, use and fire codes on the Possession Date. Tenant agrees at Tenant's expense to make all modifications to the Leased Premises required to bring the Leased Premises into compliance with the requirements of the Americans With Disabilities Act and all state, local and federal building, use and fire codes which are enacted subsequent to the Possession Date.

13. LEASED PREMISES. No alterations, additions or improvements to the Leased Premises costing in excess of ONE THOUSAND DOLLARS ($1,000) for any single project shall be made without first having the written consent of Landlord. All structural alterations are specifically prohibited. Any improvements, additions, or alterations made to the Leased Premises shall become a part of the realty and shall not thereafter be removed by the Tenant, with the sole exception that Tenant

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shall have the right to install trade fixtures which may be removed by Tenant upon payment to Landlord of the cost of repairing any damage caused by the removal of said trade fixtures. In no event shall Tenant ever allow or cause to be filed upon the Leased Premises any mechanic's or materialman's liens or liens of any kind. In the event of such filing, Tenant shall cause the same to be removed within thirty (30) days of the date thereof, unless Tenant elects in good faith to contest the lien, in which event Tenant will remove the lien from the Leased Premises under the deposit and bond procedure of tit. 42, OKLA. STAT. Section 147.1.

14. RIGHT OF INSPECTION. Landlord reserves and shall at any and all times have the right to enter the Leased Premises, inspect the same, to show the Leased Premises to prospective purchasers or mortgagees and to post notices of non-responsibility. Tenant hereby waives any claim for damages or for injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Leased Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon, and about the Leased Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Leased Premises without liability to Tenant. Any entry to the Leased Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be forceful or unlawful entry into, detainer, acceptance of surrender of or an eviction of Tenant from the Leased Premises or any portion thereof.

15. CASUALTY LOSS. If, during the term of this Lease, the Leased Premises are destroyed by fire or any other cause, or partially destroyed so as to render the Leased Premises wholly unfit for occupancy, and the Landlord shall

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conclude that the Leased Premises cannot be repaired for occupancy within one hundred twenty (120) days from the happening of the loss or damage, then this Lease shall, at Landlord's option, immediately terminate. In case of total or partial damage or destruction to the Leased Premises and if Landlord does not elect to terminate this Lease, Tenant shall proceed to repair and restore the same. The Rent during the period of such repairs shall not abate.

16. EMINENT DOMAIN. If during the term of this Lease, the Leased Premises are taken as a result of an exercise of the power of eminent domain, this Lease and all of Tenant's obligations, rights, titles and interests hereunder will terminate on the date of vesting of title pursuant to such taking, and Landlord will be entitled to receive the total award for such taking*. If less than all of the Leased Premises is taken, this Lease will, upon vesting of title pursuant to the taking or the actual physical taking, whichever occurs first, terminate as to the portion of the Leased Premises so taken and Landlord will be entitled to receive the total award therefor *except for (i) any portion of the award separately allocated by the court to Tenant's interest in the Leased Premises and (ii) moving or relocation expenses awarded to Tenant, but this Lease will continue in force as to the remainder of the Leased Premises if the remainder can be reasonably used for Tenant's purposes, in which event there shall be an equitable reduction of the Rent for the balance of the Lease term. Landlord will be under no obligation to restore, repair and replace that portion of the Leased Premises not so taken to a complete architectural unit for use and occupancy by Tenant. If, under such circumstances, the Tenant chooses not to continue this Lease in force, the Lease shall terminate as of the date that Tenant advises Landlord, in writing, of its intention to terminate. Tenant's notice of termination must be given to Landlord within thirty (30) days of notice to Tenant of the vesting of title pursuant to the taking or the actual physical taking, whichever occurs first.

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17.  LIABILITY INSURANCE.  Throughout the term of this Lease, Tenant shall, at Tenant's expense, obtain and keep in force a policy of comprehensive public and property damage liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto. The limit of said insurance shall not, however, limit the liability of Tenant hereunder. The limits of such insurance shall be in an amount of not less than $3 Million combined single limit with respect to any one occurrence. Tenant shall furnish evidence satisfactory to Landlord of such insurance. Insurance required hereunder shall be in companies satisfactory to Landlord. Tenant may carry this insurance wider a blanket policy providing, however, that the insurance by Tenant shall have a Landlord's protective liability endorsement attached thereto. Tenant shall deliver to Landlord copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. If Tenant shall fail to procure and maintain said insurance, Landlord may, fifteen (15) days after written notice of its intent to Tenant, but shall not be required to, procure and maintain the same, but at the expense of Tenant. Any amount so paid by Landlord shall be repayable by Tenant to Landlord with the next installment of Rent, and failure to repay the same shall carry with it the same consequences as failure to pay any installment of Rent.

18.  CASUALTY INSURANCE.  Tenant agrees:

     (a) to keep the Leased Premises insured for the benefit of Landlord against loss or damage by fire, lightning, windstorm, hail, explosion, riot, vandalism, malicious mischief, riot attending a strike, civil commotion, aircraft, vehicles, smoke and other risks from time to

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     time included under "extended coverage policies," all in amounts equal to 100% of the full replacement value thereof; and

     (b) to obtain insurance against explosion, rupture, bursting or leaking of pipes, engines and all other forms of pressure vessels in amounts satisfactory to Landlord and applicable to all apparatus of this nature in use or connected ready for use at the Leased Premises; and

     (i) to provide Landlord with insurance policies insuring against any other risk insured against all persons owning like properties in the locality of the Leased Premises.

All insurance herein provided for shall be in form and by companies approved by Landlord. The policy or policies shall not include a co-insurance clause with a higher percentage than 80% and shall include a stipulated value endorsement showing compliance with any co-insurance clause included in the policies. Tenant further agrees that Tenant will deliver to Landlord all policies of insurance which insure against any loss or damage to the Leased Premises, with loss payable to Landlord. If Landlord, by reason of such insurance, receives any money for loss or damage, such amount will be held by Landlord without interest and paid to the Tenant for the repair of improvements on the Leased Premises as the repair progresses, unless Landlord elects to terminate this Lease. Tenant further agrees that not less than thirty (30) days prior to the expiration dates of each policy required of Tenant pursuant to this paragraph, Tenant will deliver to the Landlord a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment satisfactory to Landlord.

19. GENERAL INSURANCE REQUIREMENTS APPLICABLE TO ALL POLICIES. All insurance policies shall name Landlord, Tenant, and parties designated by Landlord, as loss payees, as their respective interests may appear, or as additional

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insureds as required by Landlord and shall otherwise be satisfactory in all respects to Landlord. All insurance policies required to be maintained by Tenant under the terms hereof, whether or not such policies are for amounts in excess of the minimum required hereunder, shall:

     (a) include an effective waiver by the insurer of all rights of subrogation against any named insured or such insured's interest in the Leased Premises or any income derived therefrom;

     (b) provide that all insurance claims for losses shall be adjusted with the insurer or its authorized representative Jointly by Landlord and Tenant PROVIDED that in the event of a dispute between Landlord and Tenant as to the manner, amount or other terms of such adjustment, the dispute shall be submitted to binding arbitration under the Oklahoma Arbitration Act;

     (c) provide that any losses shall be payable notwithstanding any act or failure to act or negligence of Landlord or Tenant herein;

     (d) provide that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by Landlord and Tenant of written notice thereof;

     (e) contain only such deductibles, if any, as Landlord may approve in writing; and

     (f)  be reasonably satisfactory to Landlord in all other respects.

20. ESTOPPEL CERTIFICATE. Tenant shall at any time upon ten (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing:

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     (a)  certifying that this Lease is unmodified and in full force and effect
     (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect or, if not in full force and effect, stating the reasons why this Lease is not in full force and effect) and the date to which the Rent and other charges are paid in advance, if any;

     (b) stating if Landlord has any unperformed obligations to Tenant under the Lease; and

     (c) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord or any state of facts which, with the passage of time or action by a third party, or both, could result in an event of default on the part of the Landlord, or specifying such defaults if any are claimed.

Any such statement may be conclusively relied upon by any prospective purchaser or mortgagee of the Leased Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant:

     (d) that this Lease is in full force and effect, without modification except as may be represented by Landlord;

     (e)  that there are no uncured defaults in Landlord's performance; and

     (f)  that not more than one month's rent had been paid in advance.

21. HYPOTHECATION BY LANDLORD AND ATTORNMENT BY TENANT. Nothing herein contained will preclude Landlord from assigning or hypothecating this Lease or any of its rights arising hereunder as security for indebtedness incurred by Landlord, provided, however, that any such assignment or

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hypothecation will not affect the Tenant's rights hereunder.  Tenant shall, in the event of a sale or assignment of Landlord's interest in the Leased Premises or this Lease, attorn to the purchaser or such mortgagee or other person and recognize the same as Landlord hereunder. Tenant shall execute, at Landlord's request, an attornment agreement, provided that:

     (a) the agreement does not lessen or prejudice any of Tenant's rights hereunder; and

     (b) the agreement contains an appropriate recognition and non-disturbance provision.

22. ASSIGNMENT OR SUBLETTING. Tenant may not assign this Lease or sublease the Leased Premises or any part thereof without the written consent of Landlord, which consent will not be unreasonably withheld or delayed. In the event of any approved assignment or sublease, Tenant shall not be released from any past, present or future liability arising out of the Lease. A merger or reorganization of Tenant or a change in Tenant's form of business organization shall be deemed to be an assignment of the Lease.

23. EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the property of Tenant, Tenant's employees, invitees, customers, or any other persons in or about the Leased Premises, nor shall Landlord be liable for injury to the Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, smoke steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the damage or injury results from conditions arising upon the Leased Premises or from other sources or places, and

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regardless of whether the cause of such damage or injury or the means of repair is inaccessible to Tenant. Landlord shall have no responsibility for any loss, theft, vandalism to, or disappearance of Tenant's property or the property of Tenant's customers and employees in or about the Leased Premises.

24. INDEMNITY. Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant's use of the Leased Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Leased Premises or elsewhere and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of the Tenant, or any of Tenant's agents, contractors, invitees or employees, and from and against all costs, attorneys fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the claim or action at Tenant's expense. Tenant, as a material part of the consideration to Landlord, assumes all risk of damage to property or injury to persons, in, upon or about the Leased Premises arising from any cause and Tenant waives all claims in respect thereof against Landlord.

25. WAIVER OF SUBROGATION. Each party hereto waives any and every claim which arises or may arise in its favor and against any other party hereto, or anyone claiming through or under them, by way of subrogation or otherwise during the term of this Lease or any extension or renewal thereof for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and

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collectible fire or extended coverage insurance policies, to the extent that such loss or damage is recovered under said insurance policies. Said waivers shall be in additional to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage written notice of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waiver. In the event such mutual release shall invalidate, increase the cost of or make it impossible to obtain insurance coverage for either Landlord or Tenant, the party suffering such burden shall give notice to the other party. If the notified party, within 30 days of such notice, pays the increased cost or is able to locate coverage for the notifying party, this mutual waiver shall remain in full force and effect; otherwise, it shall terminate.

26. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease:

     (a) if Tenant fails to pay any installment of Rent or any other sum due under this Lease when first payable and such failure continues for a period of five (5) days after telephone or written notice to Tenant's President; or

     (b) if Tenant fails to comply with any term, provision or covenant of this Lease other than the payment of Rent, and fails to cure such failure within fifteen (15) days after written notice thereof to Tenant; or

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     (c)  if Tenant deserts or vacates any substantial portion of the Leased
     Premises for a period of thirty (30) days.

27. REMEDIES. Upon the occurrence of any such events of default, Landlord shall have the option to pursue any one or more of the following remedies:

     (a) Terminate this Lease by giving notice to Tenant, in which event Tenant shall immediately surrender the Leased Premises to Landlord in good repair and order and in broom clean condition. If Tenant fails to do so, Landlord may, without prejudice to any other remedy for possession, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying said Leased Premises or any part thereof, without being liable for prosecution or any claim of damages. Notwithstanding the exercise of this option, Tenant shall be liable to Landlord for the "Termination Damages" specified below;

     (b) Landlord may allow the Leased Premises to remain available to Tenant, without terminating this Lease and without any duty to seek a new tenant or otherwise mitigate its damages and from time to time during the remainder of the term of this Lease, recover arrearages of rent, accrued interest and all other amounts due it under this Lease;

     (c) Landlord may, at its election, re-enter the Leased Premises and, without terminating this Lease, at any time and from time to time relet the Leased Premises and improvements, or any part or parts of them for the account of Tenant. Any reletting may be for the remainder of the term of this Lease or for any longer or shorter period. Landlord shall have sole discretion with regard to the terms of any such reletting, including the right to give free rent or other inducements. Landlord may execute any leases made under this provision either in Landlord's name or in Tenant's name and shall be entitled to all rents from the use, operation or occupancy of the premises or improvements or both. Tenant shall nevertheless pay to Landlord on the due dates specified in this Lease the equivalent of all sums required of Tenant under this Lease, plus interest and Landlord's expenses less the avails of any reletting. No act by or on behalf of Landlord under this provision shall constitute a termination of this Lease unless Landlord gives Tenant written notice of termination;

     (d) in the event of Landlord's termination of this Lease, Landlord shall be entitled, at Landlord's election, to damages in the following sums (the "Termination Damages"):

          (i) all unpaid Rent and other amounts due under this Lease, plus interest, to the date of any judgment or award, or the date of payment, whichever is first, less the net proceeds from reletting the Leased Premises or any portion thereof; and

          (ii) the present worth at the time of the award, judgment or payment of the amount by which the unpaid rent for the balance of the term of the Lease, had it not been terminated, exceeds the amount of revenue that the Tenant proves reasonably could be recovered for such period; and

          (iii) any other amounts necessary to compensate the Landlord for all the detriment proximately caused by the

          Tenant's failure to perform its obligations under the Lease or which in the ordinary course of events would be likely to result therefrom; and

     (e) the present worth calculation shall be based on the discount rate of the Federal Reserve Bank of Chicago at the time of the award, judgment or payment, plus 1%. The monthly Rental for the balance of the term of the Lease shall be equal to the highest monthly Rental for any month since the commencement date of this Lease;

     (f) whenever under the terms of this Lease or applicable law, Landlord is obliged or elects to relet the Leased Premises or any portion of them for the account or benefit of Tenant, Tenant shall only be credited with the net proceeds of such reletting after deducting Landlord's expenses of reletting. Such expenses shall include, but not be limited to, Landlord's costs and expenses (including attorneys fees) incurred in connection with:

          (i)   regaining possession of the Leased Premises;

          (ii)  removal and storage of Tenant's or other occupants' property;

          (iii) care, maintenance and repair of the Leased Premises while vacant;

          (iv)  leasing commissions relative to the reletting; and

          (v) remodeling and tenant improvements for the purpose of showing or reletting the Leased Premises; and

     (g) if Landlord elects to re-enter or take possession of the Leased Premises after Tenant's default, Tenant waives notice of such re-entry or repossession and of Landlord's intent to re-enter or retake possession;

     (h) pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies provided in this Lease or by law. The election of one remedy for any one time shall not foreclose an election of any other remedy for another default or for the same default at a later time;

     (i) no act or conduct of the Landlord, whether consisting of the acceptance of the keys to the Leased Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Leased Premises by the Tenant prior to the expiration of the term of this Lease, and such acceptance by the Landlord of surrender by the Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord;

     (j) the surrender of this lease by the Tenant, voluntary or otherwise, shall not work a merger but shall operate as an assignment to the Landlord of any and all existing subleases or the Landlord may, at Landlord's option, terminate any and all of such subleases by notifying the sublessees of Landlord's election so to do within five (5) days after such surrender; and

     (k) if on account of any breach or default by Tenant in its obligations Landlord shall employ an attorney to enforce or defend any of Landlord's rights or remedies, Tenant agrees to pay all reasonable attorney's fees incurred by Landlord in such connection. All amounts payable by Tenant to Landlord under this Lease, if not paid when due, shall bear interest from the due date or dates until paid at the rate of 18% per annum.

28. SUBORDINATION. This Lease, at Landlord's option, shall be subordinate to any mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Leased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Leased Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the Tent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. Tenant agrees to execute any documents required to effectuate such subordination and to make this Lease junior and inferior to the lien of any mortgage or deed of trust as the case may be.

29. NO BROKERS. Tenant warrants that it has dealt with no broker, agent or other person in connection with the negotiation or execution of this Lease and that no broker, agent or other person performed any services for Tenant in connection with this Lease. Tenant shall indemnify and hold Landlord harmless from and against any claims (including claims for attorneys fees associated with presenting such claims) by any broker, agent or other person for compensation by virtue of having been engaged by Tenant with regard to this leasing transaction. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the claim or action at Tenant's expense.

30. TAXES. Tenant agrees to pay when due all taxes (both general and special), assessments or governmental charges of any kind and nature whatever levied or assessed against the Leased Premises during the Lease term. If Tenant fails to pay any such taxes and assessments, Landlord may, at Landlord's option, advance the payments for the account of Tenant. All such amounts advanced by Landlord shall be deemed additional Rent due Landlord on demand and shall bear interest until paid at the rate of 18% per annum. Landlord will use its best efforts to have the Leased Premises separately assessed and taxed and to have the tax statements sent direct to Tenant. In such event, Tenant shall furnish receipts to Landlord evidencing the payment of the taxes and assessments prior to the due dates, subject to Tenant's right to protest or appeal any tax or assessment by making the appropriate payment or deposit so that no tax lien or proceeding will be filed against the Leased Premises.
The taxes for the tax year in which the commencement date of the Lease term takes place and the taxes for the tax year in which the Lease term terminates will be prorated according to the commencement date and termination date. If Landlord is unable to have the Leased Premises separately assessed and taxed, Tenant will pay an equitable share of Landlord's taxes on the property of which the Leased Premises are a part, based on the taxing authority valuation of the Leased Premises (both improvements and land) and the tax rate.
Landlord in such event will bill Tenant for Tenant's share of the taxes, with supporting calculation of the amount, and Tenant will pay Landlord's invoice within ten (10) days after Tenant's receipt. Landlord will furnish Tenant with evidence of Landlord's payment of the taxes, subject to Landlord's right to appeal or protest any assessment. If Landlord's protest or appeal results in a refund, Tenant shall be entitled to an equitable share of the refund subject to Tenant's payment of an equitable share of Landlord's appeal or protest expense. Any disputes between Landlord and Tenant under this paragraph shall be resolved by arbitration under the Oklahoma Arbitration Act.

31. NOTICES. All notices authorized or required between the parties by applicable law or required by any of the provisions of this Lease shall be in writing, delivered or mailed by certified mail, return receipt requested, with postage prepaid, to the following addresses:


                                IF TO LANDLORD:

          ROBERT L. ZELIGSON TRUST
          5810 E. Skelly Dr., Ste. 710
          Tulsa OK 74135




                                 IF TO TENANT:

          TRI-STAR AEROSPACE, INC.
          Attn: President
          3411 S.W. 11th St.
          Deerfield Beach, FL 33442


Notices which are mailed shall be considered to have been delivered on the date shown on the return receipt or, if the addressee does not sign the receipt, three (3) days after mailing. Either party may change its notice address by written notice to the other party.

32. HEADINGS. The descriptive headings of the sections and paragraphs in this Lease are solely for convenience and shall not be relied upon in construing its provisions.

33. CAPITALIZED TERMS. Except where otherwise required by the context, all capitalized terms used in this Lease shall have the definition ascribed to them in the Lease.

34. FORM. The singular form of a word shall include the plural, and the plural shall include the singular, except as otherwise dictated by the context.

35. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties and no agreement will be effective to change, waive, modify, discharge or terminate this Lease, in whole or in part, unless such agreement is in writing and executed by the party against whom enforcement of the change, waiver, modification, discharge or termination is sought. Time is the essence of the performance of Tenant's obligations.

36. NON-WAIVER. The failure of either party to seek redress against the other for violation of, or to insist upon strict performance of the terms and provisions of this Lease, will not constitute a waiver of the right to seek redress for such violation or any subsequent violation of its terms and provisions, or of any right to insist on strict performance.

37. BINDING EFFECT. This Lease and its terms and provisions will be binding upon and will inure to the benefit of the parties and their respective successors and assigns. This section shall not be interpreted to constitute Landlord's consent to any assignment or sub-lease unless Landlord's prior written consent is obtained.

38. GOVERNING LAW. This Lease is entered into in Oklahoma and the law of Oklahoma shall govern the construction of this instrument.

39. FORCE MAJEURE. Whenever a period of time is prescribed for action to be taken by either party, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatever which are beyond the reasonable control of such party, excluding financial inability. At any time when there is outstanding a mortgage, deed of trust or similar security interest covering Landlord's interest in the Leased Premises, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the holder of the indebtedness secured by such mortgage, deed of trust or similar security interest shall have received written notice of such default and a reasonable time for curing such default shall thereafter have elapsed.

40. SEVERABILITY. If any one or more of the covenants, agreements or provisions of this Lease shall be determined to be invalid, the invalidity of such covenants, agreements or provisions shall in no way affect the validity or effectiveness of the remainder of this Lease and this Lease shall continue in force to the fullest extent permitted by law.

41. RECORDING. The parties agree not to place this Lease of record but each party shall, at the request of the other, execute and acknowledge, so that the same may be recorded, a Short-Form Lease or Memorandum of Lease indicating the Lease term but omitting Rent and other terms; provided however, that the failure to record said Short-Form Lease or Memorandum of Lease or Agreement shall not affect or impair the validity of effectiveness of this Lease. The party requesting the instrument shall pay all costs, taxes, fees and other expenses in connection with or prerequisite to preparation and recording of such document.

42. SALE OF LEASED PREMISES. In the event the Landlord named herein sells the Leased Premises, the named Landlord, and his successors in trust and trust beneficiaries, shall be released from any duty or obligation of the Landlord under this instrument from and after the effective date of the sale, and thereafter the Tenant agrees to look solely to the successor owner or owners for the performance of the duties and obligations of the Landlord hereunder.

     IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the date specified in the first sentence of the Lease.



                              ROBERT L. ZELIGSON TRUST, by its Agent, Vansu Company


                              By /s/ C. G. Van Schoyck
                                -----------------------------------------------
                                Title: ILLEGIBLE
                                      -----------------------------------------

                                                                   ("LANDLORD")


ATTEST:                       TRI-STAR AEROSPACE, INC.


/s/ Norma Small
------------------------      By /s/ R. P. Small
                                 ----------------------------------------------
               Secretary                   President
------------                     ---------
(SEAL)
                                                                     ("TENANT")



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